Exhibit 99

Press Release

July 29, 2011

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. REPORTS SECOND QUARTER 2011 RESULTS AND QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (NASDAQ: WTBA), parent company of West Bank, today reported second quarter net income of $3.9 million, a 51% increase compared to second quarter 2010 net income of $2.6 million. Second quarter 2011 net income per share available to common shareholders was $0.12, which is the same amount earned in the second quarter 2010. Net income per share available to common shareholders was reduced in second quarter 2011 by $445,000 for preferred stock dividends and $1.37 million for the final accretion of discount on the preferred stock sold to the United States Treasury. The discount accretion was required by the Company's June 29, 2011, complete redemption of preferred stock sold to the Treasury under the Capital Purchase Program. Second quarter 2010 preferred stock dividends and accretion of discount totaled $572,000. There will be no future dividends or accretion of discount for the redeemed preferred stock.

Return on average equity, return on average assets, and net interest margin are all up substantially over the same period last year. Second quarter 2011 return on average equity was 10.36 percent, up from 7.52 percent in second quarter 2010. Return on average assets increased to 1.21 percent from 0.63 percent during second quarter 2010. Net interest margin increased to 3.58 percent from 2.80 percent. The provision for loan losses fell to $0.45 million from $1.4 million. Nonperforming assets have fallen 54 percent from a year ago. West Bank's allowance for loan losses is 2.12 percent of total loans outstanding.

“Second quarter 2011 was very good on multiple fronts,” stated President and Chief Executive Officer Dave Nelson. “Our performance benchmarks improved significantly. We also exited TARP, reduced our regulatory requirements and expense, and our loan portfolio began to grow. West Bank is clearly performing well. Our primary focus now is on quality growth."

Total loans outstanding as of June 30, 2011, were $838 million compared to $961 million a year ago, but up from $831 million at March 31, 2011. “Our business development efforts are generating quality new business opportunities,” reported West Bank President Brad Winterbottom. “We are working on growing the loan portfolio further during the second half of 2011.”

On July 27, 2011, the Company's Board of Directors declared a quarterly common stock dividend of $0.05 per share. The dividend is payable on August 30, 2011, to shareholders of record on August 8, 2011. “We currently plan to use our increasing net income to pay regular quarterly dividends and internally fund anticipated growth,” reported David Milligan, Chairman of the Board.

West Bancorporation and West Bank have strong capital positions. West Bank's capital substantially exceeds all of the FDIC's well-capitalized standards. The following table shows West Bank's regulatory capital dollar amounts and ratios as of June 30, 2011, after the preferred stock was redeemed.

			Requirements to Be
	Actual		Well-Capitalized
(in thousands)	Amount	Ratio	Amount	Ratio
As of June 30, 2011:
Total Capital (to Risk-Weighted Assets)
West Bancorporation	$150,791	15.7%	n/a	n/a
West Bank	133,511	14.4%	$92,520	10.0%

Tier I Capital (to Risk-Weighted Assets)
West Bancorporation	138,704	14.4%	n/a	n/a
West Bank	121,869	13.2%	55,512	6.0%

Tier I Capital (to Average Assets)
West Bancorporation	138,704	10.6%	n/a	n/a
West Bank	121,869	9.5%	64,340	5.0%

The Company filed its quarterly report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of our results. This document is also available on the Investor Relations section of West Bank's website at www.westbankiowa.com.

The Company will discuss its second quarter 2011 results during a conference call scheduled for today, Friday, July 29, 2011, at 2:00 p.m. Central Time. The telephone number for the conference call is 877-317-6789. A recording of the call will be available until August 15, 2011, at 877-344-7529, pass code: 447163.

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving Iowans since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has eight full-service offices in the Des Moines metropolitan area, two full-service offices in Iowa City, and one full-service office in Coralville.

Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this press release. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “should,” “anticipates,” “projects,” “future,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue,” or similar references, or references to estimates, predictions, or future events.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company's loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, limitations, and costs; changes in customers' acceptance of the Company's products and services; and any other risks described in the “Risk Factors” sections of reports made by the Company to the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands, except per share data)

CONSOLIDATED STATEMENTS OF CONDITION	June 30, 2011	June 30, 2010
Assets
Cash and due from banks	$37,944	$26,596
Short-term investments	64,537	257,277
Securities	271,040	298,409
Loans held for sale	116	1,041
Loans	838,076	961,221
Allowance for loan losses	(17,790)	(21,091)
Loans, net	820,286	940,130
Bank-owned life insurance	25,284	25,844
Other real estate owned	14,693	24,637
Other assets	27,236	34,943
Total assets	$1,261,136	$1,608,877

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing	$236,859	$208,960
Interest-bearing:
Demand	143,078	165,699
Savings	316,450	429,638
Time of $100,000 or more	169,554	350,676
Other Time	95,992	120,414
Total deposits	961,933	1,275,387
Short-term borrowings	48,064	60,790
Long-term borrowings	125,619	125,619
Other liabilities	6,330	7,057
Stockholders' equity	119,190	140,024
Total liabilities and stockholders' equity	$1,261,136	$1,608,877

	PER COMMON SHARE		MARKET INFORMATION (1)
	Net Income	Dividends	High	Low
2011
1st quarter	$0.23	$—	$8.00	$6.75
2nd quarter	0.12	0.05	8.89	6.94

2010
1st quarter	$0.16	$—	$6.64	$4.80
2nd quarter	0.12	—	9.04	6.32
3rd quarter	0.19	—	7.28	5.51
4th quarter	0.17	0.05	8.19	6.13

(1) The prices shown are the high and low sale prices for the Company's common stock, which trades on the Nasdaq Global Select Market, under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown, or commissions.

	Three months ended June 30,		Six months ended June 30,
PERFORMANCE HIGHLIGHTS	2011	2010	2011	2010
Return on average equity	10.36%	7.52%	11.40%	8.75%
Return on average assets	1.21%	0.63%	1.30%	0.73%
Net interest margin	3.58%	2.80%	3.60%	2.81%
Efficiency ratio	49.05%	56.33%	48.25%	51.34%

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands, except per share data)
	Three months ended June 30,		Six months ended June 30,
CONSOLIDATED STATEMENTS OF OPERATIONS	2011	2010	2011	2010
Interest income
Loans	$11,634	$13,525	$23,427	$27,231
Securities	1,696	1,976	3,414	3,952
Other	66	183	127	330
Total interest income	13,396	15,684	26,968	31,513
Interest expense
Deposits	1,743	3,973	3,608	8,013
Short-term borrowings	43	62	89	118
Long-term borrowings	1,197	1,386	2,381	2,985
Total interest expense	2,983	5,421	6,078	11,116
Net interest income	10,413	10,263	20,890	20,397
Provision for loan losses	450	1,400	950	3,400
Net interest income after provision for loan losses	9,963	8,863	19,940	16,997
Noninterest income
Service charges on deposit accounts	805	820	1,555	1,658
Debit card usage fees	378	348	725	656
Service fee from SmartyPig, LLC	—	794	—	1,061
Trust services	207	198	426	406
Gains and fees on sales of residential mortgages	272	286	456	473
Increase in cash value of bank-owned life insurance	223	226	444	444
Gain from bank-owned life insurance	—	—	637	—
Other income	231	247	544	493
Total noninterest income	2,116	2,919	4,787	5,191
Investment securities gains (losses), net
Total other than temporary impairment losses	—	(188)	—	(188)
Portion of loss recognized in other comprehensive income (loss)
before taxes	—	—	—	—
Net impairment losses recognized in earnings	—	(188)	—	(188)
Realized securities gains, net	—	(9)	—	37
Investment securities gains (losses), net	—	(197)	—	(151)
Noninterest expense
Salaries and employee benefits	3,170	2,775	6,225	5,367
Occupancy	821	796	1,637	1,597
Data processing	479	469	930	902
FDIC insurance expense	346	883	895	1,445
Other real estate owned expense	93	550	280	660
Professional fees	237	226	459	474
Miscellaneous losses	27	921	51	988
Other expense	1,203	1,146	2,375	2,329
Total noninterest expense	6,376	7,766	12,852	13,762
Income before income taxes	5,703	3,819	11,875	8,275
Income taxes	1,780	1,216	3,422	2,333
Net income	3,923	2,603	8,453	5,942
Preferred stock dividends and accretion of discount	(1,816)	(572)	(2,387)	(1,141)
Net income available to common stockholders	$2,107	$2,031	$6,066	$4,801